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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-1482, Registration Statement No. 33-44354, Registration Statement No. 33-74840, and Registration Statement No. 33-74842 of JMC Group, Inc. on Forms S-8 of our report dated February 20, 1996 appearing in this Annual Report on Form 10-K of JMC Group, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

February 20, 1996
San Diego, California